                                                                    EXHIBIT 21.1
                                                                    ------------

                       THE PMI GROUP, INC. -- SUBSIDIARIES

                                       Name Under Which
                                       Subsidiary Does           Jurisdiction of
Subsidiary Name                        Business (if different)   Incorporation
--------------------------------------------------------------------------------

PMI Mortgage Insurance Co.                                       Arizona
American Pioneer Title Insurance Co.   Chelsea Title Company     Florida
Residential Guaranty Co.                                         Arizona
PMI Mortgage Guaranty Co.                                        Arizona
Residential Insurance Co.                                        Arizona
TPG Insurance Co.                                                Vermont
CLM Technologies, Ltd.                                           California
TPG Segregated Portfolio Company                                 Cayman
PMI Mortgage Insurance Australia
    (Holdings) Pty Limited                                       Australia
PMI Mortgage Insurance Ltd                                       Australia
PMI Indemnity Limited                                            Australia
TPG Reinsurance Company Limited                                  Ireland
PMI Mortgage Insurance Company Limited                           Ireland
PMI Insurance Services Limited                                   United Kingdom